EXHIBIT 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


    TEL (212) 715-9100                                        47, Avenue Hoche
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                                                                  France


                                      September 19, 2003



Kroll Inc.
900 Third Avenue
New York, New York 10022

                           Re:    Registration Statement on Form S-8
                                  ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Kroll Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,198,534 shares (the "Shares") of common stock of the Registrant, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the Factual Data Corp. 1997 Stock Incentive Plan, as amended, the Factual Data Corp. 1999 Employee Formula Award Stock Option Plan and the Factual Data Corp. Inducement Stock Option Agreements dated May 4, 2001 with the following individuals: Todd A. Neiberger, Dennis Littlejohn, Dave Vinson, Ron Golnick, Toby Luttropp, Linda Trout and Daena Lee, each of which plans and agreements has been assumed by the Registrant, and the Kroll Inc. Amended and Restated 2000 Employee Stock Option Plan (collectively, the "Plans").

                  We have reviewed copies of the Registration Statement, the Plans, the Amended and Restated Certificate of Incorporation of the Registrant, the Amended and Restated Bylaws of the Registrant and resolutions of the Board of Directors of the Registrant.

                  We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

                  Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares covered by the Registration Statement, when issued upon the exercise of options granted under the Plans in accordance with the terms and conditions of the Plan under which such options were granted and the option

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agreements governing such options, and assuming that the exercise price for such
Shares is equal to or in excess of the par value of the Common Stock and is paid in full, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We are members of the bar of the State of New York and are not members of the bar of any other state. The opinion expressed herein is based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision or otherwise.

                  This opinion letter is being delivered to you in connection with the registration of the Shares under the Registration Statement and may not be relied on or otherwise used by any other person or by you for any other purpose. Mr. Thomas E. Constance, a member of this firm, is a director of the Registrant.

                                     Very truly yours,



                                     Kramer Levin Naftalis & Frankel LLP